Exhibit 99.1

KULR Technology Provides Lithium-Ion Cell Testing Services to NASA for Upcoming Artemis Program

Company is Testing Battery Compliance to Key Specifications for Mission Safety

SAN DIEGO / GLOBENEWSWIRE / March 31, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading developer of next-generation lithium-ion battery safety and thermal management technologies, secured a battery safety contract with NASA to test its lithium-ion cells going into future battery packs designed for the Artemis Program, a series of United States-led international human spaceflight programs. The first launch of the program, the Artemis-I, is scheduled for May 2022. KULR performed the tests on cells in reserve for upcoming Artemis missions as well as other pending critical manned space voyages. The cells used on the missions are required to meet certification to NASA’s specification for manned flight, EP-WI-037.

One of the key building blocks in KULR’s ecosystem for developing lithium-ion battery safety and performance standards is testing capabilities. Leveraging experience from decades of thermal management designs, KULR’s engineering and instrumentation teams are currently processing up to 10,000 lithium-ion cells a week as they prepare for the transition to the first fully automated test, specifically for the extensive specifications of NASA, the Department of Defense (“DoD”) and others who perform manned flight missions. Testing cells to the NASA flight specification EP-WI-037 translates into mission readiness for the country’s astronauts and military aviators. The Company looks forward to providing important news about further testing awards throughout 2022.

"We are proud to continue providing our space-proven test solutions to NASA and supporting the vision and reality of manned stations in Lunar orbit on the moon itself and then on to Mars,” said Michael Mo, CEO of KULR. "Testing adds to the design services and thermal management solutions provided by KULR on multiple successful space missions including our products on the Mars Perseverance and International Space Station.”

About KULR Technology Group Inc.

KULR Technology Group Inc. (NYSE American: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company's roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.KULRTechnology.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Relations:

Annika Harper

The Antenna Group

KULR@antennagroup.com

Investor Relations:

Tom Colton or Matt Glover

Gateway Investor Relations

Main: (949) 574-3860

KULR@gatewayir.com